AMENDMENT NO. 9 TO MANAGEMENT AGREEMENT

     This Amendment No. 9 to the Management Agreement dated December 8, 2000 as amended on February 12, 2001, October 1, 2001, May 1, 2002, January 1, 2003, May 1, 2003, December 1, 2003, January 1, 2004 and April 30, 2004 (the "Agreement"), by and between Met Investors Series Trust and Met Investors Advisory Corp. (now known as Met Investors Advisory LLC) (the "Manager"), is entered into effective the 1st day of January, 2005.

     WHEREAS the Agreement provides for the Manager to provide certain services to the Trust for which the Manager is to receive agreed upon fees; and

     WHEREAS the Manager and the Trust desire to make certain changes to the Agreement;

     NOW, THEREFORE, the Manager and the Trust hereby agree that the Agreement is amended as follows:

     1. Schedule A of the Agreement hereby is amended to change the Manager's fee with respect to the Portfolios listed below to the following:



------------------------------------------------------------ ---------------------------------------------------------
                         Portfolio                                    Percentage of average daily net assets
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------

Harris Oakmark International Portfolio                       0.85% of first $500 million of such assets, 0.80% of
                                                             such assets over $500 million up to $1 billion plus
                                                             0.75% of such assets over
                                                             $1 billion
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
Janus Aggressive Growth Portfolio                            0.75% of first $25 million of such assets, 0.70% of
                                                             such assets over $25 million up to $250 million, 0.65%
                                                             of such assets over $250 million up to $1 billion plus
                                                             0.55% of such assets over $1 billion
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
Lord Abbett Bond Debenture Portfolio                         0.60% of first $250 million of such assets, 0.55% of
                                                             such assets over $250 million up to $500 million, 0.50%
                                                             of such assets over $500 million up to $1 billion plus
                                                             0.45% of such assets over $1 billion
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
Met/AIM Mid Cap Core Equity Portfolio                        0.75% of first $150 million of such assets, 0.70% of
                                                             next $150 million of such assets, plus 0.675% of such
                                                             assets over $500 million
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
Met/AIM Small Cap Growth Portfolio                           0.90% of first $500 million of such assets, plus 0.85%
                                                             of such assets over $500 million
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
Third Avenue Small Cap Value Portfolio                       0.75% of first $1 billion of such assets, plus 0.70% of
                                                             such assets over $1 billion
------------------------------------------------------------ ---------------------------------------------------------

     2. All other terms and conditions of the Agreement shall remain in full force and effect. IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the 1st day of January, 2005.

                                   MET INVESTORS  SERIES TRUST



                                   By: ____________________________
                                   Name:  Elizabeth M. Forget
                                   Title:    President


                                   MET INVESTORS ADVISORY LLC



                                   By: ____________________________
                                   Name:  Elizabeth M. Forget
                                   Title:    President